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                                                                   Exhibit 13(c)
                           CLASS D DISTRIBUTION PLAN
                                      OF
                            THE ASSET PROGRAM, INC.

                             PURSUANT TO RULE 12b-1

     DISTRIBUTION PLAN made as of the ___ day of _____, 2000, by and between The Asset Program, Inc., a Maryland corporation (the "Program"), and Princeton Funds Distributor, Inc., a Delaware corporation ("PFD").

                             W I T N E S S E T H :
                             --------------------

     WHEREAS, the Program is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Program is authorized to establish separate series ("Series") each of which will offer separate classes of shares of common stock, par value $0.10 per share (the "Shares"); and

     WHEREAS, PFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Program proposes to enter into a Class D Shares Distribution Agreement with PFD, pursuant to which PFD will act as the exclusive distributor and representative of the Program in the offer and sale of Class D shares of common stock, par value $0.10 per share (the "Class D shares"), of the Merrill Lynch Mid Cap Value Fund (the "Fund") series of the Program to the public; and

     WHEREAS, the Program desires to adopt this Class D Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Program will pay an account maintenance fee to PFD with respect to the Fund's Class D shares; and

     WHEREAS, the Directors of the Program have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its shareholders.

     NOW, THEREFORE, the Program hereby adopts, and PFD hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

     1. The Program shall pay PFD an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to Class D shares to compensate PFD and securities firms with which PFD enters into related agreements ("Sub-Agreements") pursuant to Paragraph 2 hereof for providing account maintenance activities with respect to Class D shareholders of the Fund. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class D shares of the Fund and payment of expenses incurred in connection with such account maintenance
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activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

     2. The Program hereby authorizes PFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities of the type referred to in Paragraph 1. PFD may reallocate all or a portion of its account maintenance fee to such Securities Firms as compensation for the above-mentioned activities. Such Sub-Agreement shall provide that the Securities Firms shall provide PFD with such information as is reasonably necessary to permit PFD to comply with the reporting requirements set forth in Paragraph 3 hereof.

     3. PFD shall provide the Program for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee during such period.

     4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Program and (b) those Directors of the Program who are not "interested persons" of the Program, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

     5. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

     6. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class D voting securities of the Fund.

     7. The Plan may not be amended to increase materially the rate of payments provided for in Paragraph 1 hereof unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class D voting securities of the Fund, and by the Directors of the Program in the manner provided for in Paragraph 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 4 hereof.

     8. While the Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Program shall be committed to the discretion of the Directors who are not interested persons.

     9. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

     IN WITNESS WHEREOF, the parties hereto have executed this Distribution Plan as of the date first above written.

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                    THE ASSET PROGRAM, INC.

                    By_____________________________________
                         Title:

                    PRINCETON FUNDS DISTRIBUTOR, INC.



                    By_____________________________________
                         Title:

                                       3
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                 CLASS D SHARES DISTRIBUTION PLAN SUB-AGREEMENT

     AGREEMENT made as of the ___ day of _____, 2000, by and between Princeton Funds Distributor, Inc., a Delaware corporation ("PFD"), and Merrill, Lynch Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                             W I T N E S S E T H :
                             --------------------

     WHEREAS, PFD has entered into an agreement with The Asset Program, Inc., a Maryland corporation (the "Program"), pursuant to which it acts as the exclusive distributor for the sale of Class D shares of common stock, par value $0.10 per share (the "Class D shares"), of Merrill Lynch Mid Cap Value Fund (the "Fund") series of the Program; and

     WHEREAS, PFD and the Program have entered into a Class D Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), pursuant to which PFD receives an account maintenance fee from the Fund at the annual rate of 0.25% of average daily net assets of the Fund relating to Class D shares for providing account maintenance activities and services with respect to Class D shares; and

     WHEREAS, PFD desires the Securities Firm to perform certain account maintenance activities and services, including assistance in connection with inquiries related to shareholder accounts, for the Fund's Class D shareholders and the Securities Firm is willing to perform such services;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The Securities Firm shall provide account maintenance activities and services with respect to the Class D shares of the Fund and incur expenditures in connection with such activities and services, of the types referred to in Paragraph 1 of the Plan.

     2. As compensation for its services performed under this Agreement, PFD shall pay the Securities Firm a fee at the end of each calendar month in an amount agreed upon by the parties hereto.

     3. The Securities Firm shall provide PFD, at least quarterly, such information as reasonably requested by PFD to enable PFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee during such period referred to in Paragraph 3 of the Plan.

     4.  This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Program and (b) those Directors of the Program who are not "interested persons" of the Program, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.
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     5.  This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 4.

     6. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                    PRINCETON FUNDS DISTRIBUTOR, INC.



                    By_____________________________________
                         Title:

                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED



                    By_____________________________________
                         Title:


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